Exhibit 99.1

Energie, LLC

Financial Statements

(Restated)

For the Years Ended December 31, 2013 and 2012

Energie, LLC

Index to Financial Statements

For the Years Ended December 31, 2013 and 2012

Report of Independent Public Accounting Firm……………...……………………………………………..2

Financial Statements (restated):

Balance Sheets..…………………………………………………………......……………………………...3

Statements of Operations..…………………………..……………………..……………………………….4

Statements of Changes in Members’ Deficit..…………………………..…………………………………..5

Statements of Cash Flows......…………………………………………………..………………...…………6

Notes to Financial Statements…...……………………………………………..…………………………...7

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Energie, LLC:

We have audited the accompanying balance sheets of Energie, LLC (“the Company”) as of December 31, 2013 and 2012 and the related statement of operations, changes in members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Energie, LLC, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO

June 11, 2014, except for the effects on the financial statements of the restatement described in Notes 13, as to which the date is September 23, 2014.

2

Energie, LLC

Balance Sheets

Years Ended December 31, 2013 and 2012

	December 31, 2013 (Restated)	December 31, 2012

Assets

Current Assets
Cash and cash equivalents	$37,874	$59,171
Accounts receivable, net	49,637	296,612
Inventory	414,308	426,407
Prepaid expenses	15,922	48,967
Total Current Assets	517,741	831,157

Noncurrent Assets
Intangible assets, net	1,119,550	1,378,566
Property and equipment, net	23,421	34,207
Deposits	11,695	11,695
Total Noncurrent Assets	1,154,666	1,424,468

Total Assets	$1,672,407	$2,255,625

Liabilities and Members' Deficit

Current Liabilities:
Accounts payable	$595,202	$628,850
Commissions payable	91,967	104,876
Unearned income	—	54,802
Debt	3,981,932	2,734,656
Total Current Liabilities	4,669,101	3,523,184

Members' Deficit
Members' deficit	(2,996,694)	(1,267,559)

Total Liabilities and Members' Deficit	$1,672,407	$2,255,625

The accompanying notes are an integral part of these financial statements.

3

 Energie, LLC

Statements of Operations

Years Ended December 31, 2013 and 2012

	For the Year Ended December 31,
	2013
	(Restated)	2012

Sales revenue	$1,733,373	$2,020,126
Cost of goods sold	(758,739)	(894,572)
Gross Profit	974,634	1,125,554

Operating Expenses
Commissions	372,954	288,408
Compensation	600,786	623,345
Depreciation and amortization	238,053	216,894
General and administrative	1,074,774	460,699
Total Operating Expenses	2,286,567	1,589,346

Loss from Operations	(1,311,933)	(463,792)

Other income (expense)
Interest expense	(421,787)	(381,314)
Other	114,251	(63,113)
Other income (expense), net	(307,536)	(444,427)

Net loss and comprehensive loss	$(1,619,469)	$(908,219)

The accompanying notes are an integral part of these financial statements.

4

Energie, LLC

Statements of Changes in Members’ Deficit

Years Ended December 31, 2013 and 2012

Members' Deficit (Restated)

Balance at January 1, 2012	$(328,975)

Net Loss for the year ended December 31, 2012	(908,219)

Contributions	110,197

Other	(140,562)

Balance at December 31, 2012	(1,267,559)

Net Loss for the year ended December 31, 2013	(1,619,469)

Other	(109,666)

Balance at December 31, 2013	$(2,996,694)

The accompanying notes are an integral part of these financial statements.

5

Energie, LLC

Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	For the Year Ended December 31,
	2013 (Restated)	2012

Cash flow from operating activities
Net loss	$(1,619,469)	$(908,219)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	238,053	216,894
Unpaid interest	421,787	381,314
Change in operating assets and liabilities:
Accounts receivable	246,975	(129,288)
Inventory	12,099	100,699
Prepaid expenses	33,045	43,284
Accounts payable	(33,648)	185,722
Unearned income	(54,802)	36,510
Commissions payable	(12,909)	(21,473)
Net cash used in operating activities	(768,869)	(94,557)

Cash flow (used for)/provided by investing activities	—	(21,208)

Cash flow used for financing activities
Proceeds from payments of notes payable, net of repayments	825,489	165,153
Member activity	(77,917)	(30,365)
Net cash provided by financing activities	747,572	134,788

Net (decrease)/increase in cash	(21,297)	19,023
Cash at beginning of the year	59,171	40,148
Cash at end of the year	$37,874	$59,171

Supplemental Disclosures:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

6

 Energie LLC

Notes to Financial Statements

1. Organization and Nature of Operations

Organization and Operations – Energie, LLC (“Energie” or “the Company”) was established on November 29, 2001 as a limited liability company in the state of Delaware and is engaged in the import and sale of specialized interior lighting solutions to the architecture and interior design markets in North America. The Company is headquartered in Wheat Ridge, Colorado and also maintains a production and assembly facility in Zeeland, Michigan.

Energie has organically developed an end-to-end production and distribution platform for imported lighting products featuring HID, fluorescent, and LED technologies. Long term contracts with five European manufacturers and one in Taiwan provide Energie with exclusive North American distribution rights to over 270 total products in 37 categories. After processing any modifications necessary to meet UL standards and building code requirements, the products are sold to customers through a network of over 60 independent lighting sales agents. In addition to a 15% commission structure, the sales force is provided with promotional materials, product training, and technical support by the Company.

2. Summary of Significant Accounting Policies

Basis of Preparation - The financial statements are presented in United States dollars, and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) under the historical cost convention except as otherwise noted. The preparation of financial statements in conformity with GAAP requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3 – Critical Accounting Estimates and Judgments.

Going Concern and Managements’ Plan - The Company's financial statements for the years ended December 31, 2013 and 2012 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported net losses of $1,619,469 and $908,219 for the years ended December 31, 2013 and 2012. The Company also has a members’ deficit of $2,996,694 at December 31, 2013 and negative working capital of $4,151,360 at December 31, 2013.

The future success of the Company is dependent on its ability to attract additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to develop future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations for the next annual period.

Although the Company is past due on its required payments under the forgoing loans, the lenders have not made demand for repayment of the principal and interest due. If demand for payment is made by one or multiple vendors, the Company would experience a liquidity issue as it does not currently have the funds available to pay off these debts. We intend to enter into extension/forbearance agreements with each of the lenders; however, there can be no assurances that any of the lenders will be cooperative or that if they are willing to provide extensions or forbearances, that the terms under which they may be willing to provide them will be favorable to the Company.

Future Accounting Policy Change – The following accounting standard has been issued but is not yet adopted by the Company due to a future effective date: In March 2013, the FASB issued guidance on a parent’s accounting for the cumulative translation adjustment upon de-recognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for us beginning July 1, 2014. The Company does not anticipate material impacts on the financial statements upon adoption.

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Cash and Cash Equivalents - In the statements of cash flows, cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. In the balance sheets, any bank overdrafts are shown within borrowings in current liabilities.

Accounts Receivable - Accounts receivable represent normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. If collection is expected in one year or less they are classified as current assets. If not, they are presented as non-current assets. Accounts receivable are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment. Notwithstanding these collections, the Company periodically evaluates the collectability of accounts receivable and considers the need to establish an allowance for doubtful debts based upon historical collection experience and specifically identifiable information about its customers. As of December 31, 2013 and 2012, the Company determined that no such allowance was necessary.

Accounts Receivable Factoring - The Company factors certain receivables under its own discretion. In accordance with ASC 860-10-40 the Company properly accounts for factoring under the sale of receivables method. Factored receivables at December 31, 2013 and 2012 have been properly accounted for under this method.

Inventory – The Company values inventories, consisting of purchased goods for resale, at the lower of cost or market. Cost is determined using the weighted average method. The Company reduces inventories for the diminution of value, if any, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Warranty Reserve – The Company warranties items for one year after purchase. The Company components and modifications are minimal and the Company rarely runs into warranty claims. However, this occasionally does occur and when it does the amount of warranty expense can be substantial. As a result, a warranty reserve of $18,600 has been booked and is maintained on the books for both 2012 and 2013.

Prepaid Expenses – Prepayments made for services are deferred as an asset and recognized as expense as the services are performed.

Intangible Assets - Purchased intangible assets are recorded at cost, where cost is the amount of cash or cash equivalents paid or the fair value of other consideration given to acquire an asset at the time of its acquisition. The cost of such an intangible asset is measured at fair value unless the exchange transaction lacks commercial substance or the fair value of neither the asset received nor the asset given up is reliably measurable. If the fair value of either the asset received or the asset given up can be measured reliably, then the fair value of the asset given up is used to measure cost unless the fair value of the asset received is more clearly evident (See Note 8 – Intangible Assets).

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets which have indefinite lives are not amortized, and are stated at cost less accumulated impairment losses.

Our intangible assets consist of the following:

UL Listings -- Energie has over 20 United Laboratories™ (“UL”) files, which include UL Listings for over 14,000 products for sale in the United States and Canada. UL is an independent safety testing laboratory. A UL Listing means that UL has tested representative samples of the product and determined that it meets UL’s requirements. These requirements are based primarily on UL’s published and nationally recognized standards for safety. UL’s testing certifies the design, construction and assembly of the certified products. UL Listings do not expire as long as the product certified is not materially changed. Ownership of a UL Listing may also be transferred between companies. Most customers in the lighting industry will only buy UL listed products.

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Trademarks -- Energie is a registered trademark.

Marketing and design – Engineering and marketing materials covering the majority of our product offerings.

Property and Equipment - Property and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company, and the cost of the item can be measured reliably. Subsequent to recognition, property and equipment is measured at cost less accumulated depreciation and impairment losses.

Deposits – Consist of security deposits for leased office space.

Accounts Payable – Accounts payable are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Unearned Income – Cash collected from customers prior to delivery of products is deferred as a liability until such time the sale transaction meets the revenue recognition criteria described below.

Notes Payable - Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Commissions Payable – Commissions payable consist of commissions owed to third party sales agents and distributors in accordance with executed sales representative agreements. Commissions are based on a percentage of sales generated by the representative on behalf of the Company. The percentage is scalable depending on the relation to the “list price,” so a lower, or no, commission is received depending on the discount.

Sales Revenue and Cost of Goods Sold – The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, the product has been shipped or the services have been rendered to the customer, the sales price is fixed or determinable, and collection is reasonably assured. The Company records revenue on a gross basis. Gross basis reporting reflects revenue at the gross sales price received by the Company from the buyer of the products, and cost of goods sold represents the Company’s cost to acquire the products from the manufacturers for resale. The Company takes title to the products to be resold on the date the product is shipped to the Company from the manufacturer. Refunds and returns, which are minimal, are recorded as a reduction of sales revenue.

Operating Expenses - Expenses necessary to generate revenue are expensed in the period incurred. Commission expense is recognized at the time revenue is earned on product sales, and is based upon a defined fee for each product sold.

Interest Expense - Interest expense is recognized using the effective interest method on any notes payable.

Impairment of Non-Financial Assets - Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If necessary, undiscounted cash flow projections are then compared to the carrying value. If the carrying value is higher than the undiscounted cash flows, then we must determine whether there has been an impairment loss. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows.

9

Income Taxes – Because the Company was established as a limited liability company, it is treated as a partnership for Federal income tax purposes where all such tax obligations flow through to the owners of the Company during the period in which income taxes were incurred.

Fair Value of Financial Instruments - The carrying amount of our financial instruments, which principally include cash, accounts receivable, accounts payable and debt, approximates fair value due to the relatively short maturity of such instruments.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Reclassification – Certain expenses that were previously shown separately have been reclassified as General and administrative expense in the statements of operations, as the nature of these expenses are similar and separate disclosure was not deemed necessary.

3. Critical Accounting Estimates and Judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year include:

Accounts Receivable - Allowance for Doubtful Accounts - The Company’s allowance for doubtful accounts is estimated based on historical experience, receivable aging, current economic trends and specific identification of certain receivables that are at risk of not being paid. In light of the recent volatility in the global economies, the Company’s estimates and judgments with respect to the collectability of its receivables have become subject to greater uncertainty than in more stable periods.

Inventory - Allowance for Obsolescence - The Company’s allowance for inventory obsolescence is estimated based on historical experience, product aging, current economic trends and specific identification of certain components of inventory that are at risk of not being sold. In light of the recent volatility in the global economies, the Company’s estimates and judgments with respect to the sale of its inventory have become subject to greater uncertainty than in more stable periods.

10

Intangible Assets: Valuation and Amortization - The Company is required to estimate the fair value of its acquired intangible assets, and review them for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In making this assessment, judgment is involved in the determination of the potential impacts of both internal and external factors affecting the recoverability of the asset through future revenue. Significant estimates and assumptions are required to determine the expected useful lives for amortizing and determining the recoverability of intangible assets. Estimates are also necessary in assessing whether there is an impairment of their value requiring a write-down of their carrying amount. In order to ensure that its assets are carried at no more than their recoverable amount, the Company evaluates at each reporting date certain indicators that would result, if applicable, in the calculation of an impairment test. The recoverable amount of an asset or group of assets may require the Company to use estimates and mainly to assess the future cash flows expected to arise from the asset or group of assets and a suitable discount rate in order to calculate present value. Any negative change in relation to the operating performance or the expected future cash flows of individual assets or group of assets will change the expected recoverable amount of these assets or group of assets and therefore may require a write-down of their carrying amount.

Contingent Liabilities - The Company is required to make judgments about contingent liabilities including the probability of pending and potential future litigation outcomes that, by their nature, are dependent on future events that are inherently uncertain. In making its determination of possible scenarios, management considers the evaluation of outside counsel knowledgeable about each matter, as well as known outcomes in case law.

4. Financial Risk Management Objectives and Policies

The Company has a system of controls in place to create an acceptable balance between the cost of risks occurring and the cost of managing the risk. Management continually monitors the Company's risk management process to ensure that an appropriate balance between risk and control is achieved. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company's activities. The Company reviews and agrees policies and procedures for the management of these risks.

The Company is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include market risk, credit risk, and liquidity risk. The following section provides details regarding the Company's exposure to these risks and the objectives, policies and processes for the management of these risks.

Market Risk - Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect the Company's income or the value of its holdings of financial instruments. Management believes the Company is not exposed to significant market risk at December 31, 2013 or December 31, 2012.

Credit Risk - Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. Credit risk arising from the inability of a customer to meet the terms of the Company's financial instrument contracts is generally limited to the amounts, if any, by which the customer's obligations exceed the obligations of the Company. The Company's exposure to credit risk arises primarily from its cash & cash equivalents and its accounts receivable for which the Company minimizes credit risk by dealing with reputable counterparties with high credit ratings and no history of default.

Liquidity Risk - Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company's exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company's liquidity risk management policy is to monitor its net operating cash flows and maintain an adequate level of cash and cash equivalents through regular review of its working capital requirements. The Company monitors and maintains a level of cash considered adequate by management to finance the Company's operations and mitigate the effects of the fluctuations in cash flows.

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Capital Management - The primary objective of the Company's capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximize shareholder value. The Company manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Company may adjust the distributions to members. The Company has complied with all externally imposed capital requirements as at December 31, 2013 and December 31, 2012, and no changes were made to the Company’s capital management objectives, policies or processes during the period then ended.

5. Accounts receivable

The following is a summary of accounts receivable, net:

	December 31,
	2013 (Restated)	2012

Customer receivables, factored	$37,874	$271,136
Customer receivables, unfactored	11,763	25,476
	$49,637	$296,612

Losses from factoring of receivables for the years ended December 31, 2013 and 2012 were $54,206 and $61,220, respectively. These amounts are included in the accompanying statements of operations within “Other income (expense).”

6. Inventory

The following is a summary of inventory:

	December 31,
	2013	2012

Raw materials	$418,796	$430,895
Less: reserve	(4,488)	(4,488)
	$414,308	$426,407

7. Prepaid expenses

The following is a summary of prepaid expenses:

	December 31,
	2013	2012

Deposits	$10,022	$23,580
Other	5,900	25,387
	$15,922	$48,967

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8. Intangible Assets

The following is a summary of intangible assets:

	December 31,		Estimated Useful Life
	2013	2012	(Years)

UL Listings and Trademarks	$1,639,840	1,639,840	15
Marketing and design	723,795	723,795	3-5
	2,363,635	2,363,635
Less: accumulated amortization	(1,244,085)	(985,069)

	$1,119,550	$1,378,566

The weighted average remaining life of intangible assets recorded by the Company was 4.3 years and 5.3 years, respectively, at December 31, 2013, and 2012. Amortization expense for the years ended December 31, 2013 and 2012, was $227,267 and $198,522, respectively.

9. Property and equipment

The following is a summary of property and equipment:

	December 31,		Estimated useful life
	2013	2012	(Years)

Computers and software	$210,849	210,849	5.0
Office furniture and fixtures	70,245	70,245	7.0
Leasehold improvements	57,025	57,025	5.0
Tooling and equipment	23,633	23,130	5.0
	361,752	361,249
Less: accumulated depreciation	(338,331)	(327,042)
	$23,421	$34,207

Depreciation expense for the years ended December 31, 2013 and 2012 was $10,786 and $18,372, respectively.

10. Debt

Debt is comprised of the following:

		December 31,
Description	Note	2013	2012

Line of credit	A	$47,000	$47,000
Accounts receivable factoring	B	52,530	215,330
Note payable to distribution partner	C	550,347	555,347
Related party debt	D	3,110,889	1,738,880
Other notes payable	E	221,166	115,352
Note payable to office lessor	F	—	46,557
Inventory financing payable	G	—	16,190
		$3,981,932	$2,734,656

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A – Line of Credit – The Company utilized this bank line of credit for working capital purposes. The outstanding obligation is due on demand, has a stated initial interest rate of 10.5% that is subject to adjustment, and is guaranteed by the Company’s majority shareholder.

B – Accounts Receivable Factoring – Pursuant to factoring and security agreement, the Company submits accounts receivable for sale to a factoring firm at an amount equal to their face value, less a 1.5% commission and an initial factoring fee based on the prime interest rate plus 3%. The factor advances a percent of the account balance to the Company, and the remaining amount will be withheld in a non-interest bearing reserve account. Accounts purchased by the factor are with full recourse with the Company within 120 days from the invoices date. The factoring transaction is treated as a loan, with the receivables used as collateral. The Company has granted the factoring firm a security interest in, and a blanket lien upon the Company’s assets.

C – Note Payable to Distribution Partner – Represents the outstanding principal balance plus 5% annual interest due on a 2007 promissory note with 5% annual interest, between the Company and a significant European distribution partner. Although the Company is past due on required payments, the loan holder has not made any demand for repayment of the principal and interest due.

D –Related Parties Debt – Amounts due to lenders having an interest in the membership rights of Energie, LLC. These loans are not collateralized. All have been renegotiated to have a maturity of December 31, 2014. The following summarizes the terms and balances of the related party notes:

	December 31, 2013	December 31, 2012	Interest Rate

D1	$2,413,752	$1,242,913	6%
D2	306,946	289,753	12%
D3	173,367	124,587	—
D4	103,500	—	24%
D3	81,697	50,000	24%
D3	20,000	20,000	24%
D3	10,000	10,000	24%
D5	1,627	1,627	—
Total	$3,110,889	$1,738,880

D1 -- Holds the largest ownership percentage in the Company, and we also incur approximately $150,000 annually for rent expense with them. According to the note agreement, the note holder may, at its option at any time after default, proceed to convert any remaining balance of the notes to equity at a rate equal to the proportion of the remaining balance of the note divided by $4,000,000 enterprise value. The note was considered to be in default as of December 31, 2013; therefore, the note holder has the right to exercise the conversion option, but has not yet elected to do so.

The Company evaluated the agreement for derivatives and determined that it does not qualify for derivative treatment for financial reporting purposes, because the agreement relates to the Company’s own equity and, the debt and the equity are not closely related. The Company also determined this does not qualify as a beneficial conversion feature. Accordingly, the balance is reported at the carrying amount.

D2 -- Holds ownership interest in the Company and is also an executive vice president.

D3 -- All represent holders of ownership interest, without any other involvement in the Company.

D4 -- The spouse of the Company’s CEO.

D5 -- Holds ownership interest in the Company and is also a vice president.

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11. Commitments and Contingencies

The Company is subject to legal claims that may arise in the normal course of business. However, management is unaware of any pending or threatened claims that would require adjustment or disclosure to the accompanying financial statements.

Future minimum rental payments required under all leases that have remaining non-cancelable lease terms in excess of one year as of December 31, 2013 are as follows (in thousands):

2014	$170,392
2015	165,860
2016	168,153
2017	150,956
2018	28,568
Thereafter	—
$683,929

12. Subsequent Events

On January 27, 2013, Energie Holdings, Inc. (“Holdings”), a publicly traded company, announced they had entered into a Share Exchange Agreement (the “Agreement”), whereby upon closing, Holdings would acquire a 100% interest in the Company in exchange for 33 million shares of Holdings’ common stock. On July 2, 2014, Holdings issued 33 million unregistered shares of common stock in exchange for 100% ownership interest in Energie. This transaction resulted in the owners of Energie obtaining a majority voting interest in Holdings. The merger of Energie into Holdings results in Energie having control of the combined entity. Accordingly, this is considered to be a capital transaction, rather than a business combination, equivalent to the issuance of ownership interests by Energie for the net assets of Holdings, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded.

13. Restatement of Financial Statements

The audited financial statements as of and for the year ended December 31, 2013, filed with the SEC on July 2, 2014, have been restated. The previously filed financial statements reflected the potential reimbursement of costs to become a publicly-traded company as accounts receivable and a reduction of the corresponding expense. Management has determined that the accounting treatment should have been evaluated as a contingent gain and, as such, the potential reimbursement should not have been recorded. There is no formal reimbursement agreement and no amounts have been received.

The effects of the restatement on our previously issued financial statements as of and for the year ended December 31, 2013, are as follows:

	Previously Reported	Adjustment	Restated
Balance sheet:
Accounts receivable, net	$714,508	$(664,871)	$49,637
Total current assets	1,182,612	(664,871)	517,741
Total assets	2,337,278	(664,871)	1,672,407

Members’ deficit	$(2,331,823)	$(664,871)	$(2,996,694)
Total liabilities and members’ deficit	2,337,278	(664,871)	1,672,407

Statement of operations:
General and administrative expense	$409,903	$664,871	$1,074,774
Total operating expenses	1,621,696	664,871	2,286,567
Loss from operations	(647,062)	(664,871)	(1,311,933)
Net loss and comprehensive income	(954,598)	(664,871)	(1,619,469)

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